EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Talley Industries, Inc. of our report dated February 19, 1996 appearing on page F-48 of the Annual Report on Form 10-K.





PRICE WATERHOUSE LLP

Phoenix, Arizona
April 12, 1996